SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is dated as of December 6, 2010 by and between GoEnergy Inc., a Delaware corporation (the “Company”), and the subscribers identified on Schedule 1 hereto (collectively, the “Subscribers” and each, a “Subscriber”).

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the parties hereto desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers, in the aggregate, shall purchase up to $1,500,000 of shares of Series A Cumulative Convertible Preferred Stock of the Company, par value $.0001 per share (“Preferred Stock”), at a purchase price (the “Purchase Price”) equal to one hundred dollars ($100)  per share, which Preferred Stock shall be convertible into shares of the Company’s common stock, $.0001 par value per share (the “Common Stock”), subject to the rights and preferences described in the form of Certificate of Designation annexed hereto as Exhibit A (“Certificate of Designation”), and Series A common stock purchase warrants (the “Warrants”) in the form attached hereto as Exhibit B, to purchase shares of Common Stock (the “Warrant Shares”) (the “Offering”).  The Preferred Stock, shares of Common Stock issuable upon conversion of the Preferred Stock (the “Shares”), the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”; and

WHEREAS, the aggregate proceeds of the sale of the Preferred Stock and the Warrants contemplated hereby (“Purchase Price”) shall be held in escrow by Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581 (the “Escrow Agent”) pursuant to the terms of an Escrow Agreement to be executed by the parties hereto substantially in the form attached hereto as Exhibit C (the “Escrow Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and each of the Subscribers hereby agree as follows:

1.           Closing and Special Conditions.

(a)           Closing.   Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the “Closing Date,” the Subscribers shall purchase, and the Company shall sell to such Subscribers in accordance with Schedule I hereto, the Preferred Stock and the Warrants as described in Section 2 below.  The date the Escrow Agent releases the funds received from one or more Subscribers to the Company and releases the Escrow Documents (as defined in the Escrow Agreement) to the parties hereto in accordance with the provisions of the Escrow Agreement shall be the Closing Date with respect to such released funds and Escrow Documents, and such releases are referred to herein as the “Closing.”  The parties hereto may agree to have more than one Closing once funds are deposited into the escrow account, in which case the first Closing shall be referred to herein as the “Initial Closing”).

(b)           Special Conditions.   The Closing hereunder is specifically conditional on the closing of the  share exchange contemplated by the Share Purchase and Share Exchange Agreement, dated November 5, 2010 and annexed hereto as Exhibit D (the “Share Exchange Agreement”), by and among the Company, Strato Malamas, an individual and majority stockholder of the Company,  Kick The Can Corp., a Nevada corporation (“KTC Corp.”), Kicking The Can, L.L.C., a Delaware limited liability company and the majority shareholder of KTC Corp., and the other shareholders of KTC Corp. who are signatories thereto, pursuant to which KTC Corp. shall become a wholly owned subsidiary of the Company (the “Share Exchange”).  The Share Exchange must close immediately prior to the Closing and by conducting the Closing and accepting the Purchase Price from the Subscribers, the Company represents that the Share Exchange has irrevocably closed in accordance with the terms of the Share Exchange Agreement .  The representations, covenants, warranties and undertakings of the Company herein are made as of subsequent to the completion of the Share Exchange.  The Company represents and warrants that the Form 8-K, substantially in the form annexed hereto as Exhibit E (“Super 8-K”), will be filed with the Commission within four (4) business days after the Initial Closing, as is required under the Securities Exchange Act of 1934, as amended (the “1934 Act”).  Provided that the Share Exchange has occurred and all of terms and conditions applicable to the Company have been met, the Closing shall occur as soon as practicable after the occurrence of the Share Exchange, but in any event no later than one (1) business day of such events.  Failure to timely file the Super 8-K is an Event of Default under the Transaction Documents.

(c)           Time Effective Clauses.  All time effective clauses not specifically related to an actual Closing Date shall be deemed to have commenced as of the Initial Closing Date, if more than one Closing, or the Closing Date, if only one Closing.

2.           Series A Preferred Stock and Series A Warrant.

(a)           Series A Preferred Stock.   On the Closing Date, each Subscriber shall purchase and the Company shall sell to each such Subscriber, the number of shares of Preferred Stock designated on such Subscriber’s signature page hereto for such Subscriber’s Purchase Price indicated thereon.

(b)           Series A Warrants.  On the Closing Date, the Company shall issue and deliver the Warrants to the Subscribers as follows:  (i) one Warrant shall be issued for each Two Dollars ($2.00) of Purchase Price paid by a Subscriber on the Closing Date.  The exercise price to acquire a Warrant Share upon exercise of a Warrant shall be $0.60, subject to amendment as described in the Warrants.  The Warrants shall be exercisable until five (5) years after the Closing Date.

3.           Payment and Allocation of Purchase Price.   In consideration of the issuance of the Preferred Stock and Warrants on the Closing Date, each Subscriber shall pay to or for the benefit of the Company such Subscriber’s Purchase Price, as set forth on the signature pages hereto.  The number of Warrant Shares eligible for purchase by each such Subscriber is set forth on the signature pages hereto.  The Purchase Price will be allocated among the components of the Preferred Stock and Warrants so that each component of same will be fully paid and non-assessable.

4.           Subscriber Representations and Warranties.  Each of the Subscribers, severally but not jointly, hereby represents and warrants to, and agrees with the Company that, with respect only to such Subscriber:

(a)           Organization and Standing of Subscriber.  Subscriber is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b)           Authorization and Power.  Such Subscriber has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents (as defined herein) and to purchase the Preferred Stock and Warrants being sold to such Subscriber hereunder.  The execution, delivery and performance of this Agreement and the other Transaction Documents by such Subscriber, and the consummation by such Subscriber of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action, and no further consent or authorization of Subscriber or its board of directors or stockholders, if applicable, is required.  This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by such Subscriber and constitutes, or shall constitute, when executed and delivered, a valid and binding obligation of such Subscriber, enforceable against Subscriber in accordance with the terms thereof.

(c)           No Conflicts.  The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by such Subscriber of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Subscriber’s charter documents, bylaws or other organizational documents, if applicable; (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which such Subscriber is a party; or (iii) result in a violation of any law, rule or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on Subscriber).  Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for such Subscriber to execute, deliver or perform any of such Subscriber’s obligations under this Agreement and the other Transaction Documents, nor to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)           Information on Company.   Such Subscriber has been furnished with or has had access to the EDGAR Website of the Commission to the Company’s filings made with the Commission through the tenth (10th) business day preceding the Closing Date (hereinafter collectively referred to, together with the Super 8-K, the “Reports”).  Such Subscriber is not deemed to have any knowledge of any information not included in the Reports, unless such information is delivered in the manner described in the next sentence.  In addition, such Subscriber may have received in writing from the Company such other information concerning its operations, financial condition and other matters as such Subscriber has requested in writing, identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the “Other Written Information”), and considered all factors such Subscriber deems material in deciding on the advisability of investing in the Securities.

(e)           Information on Subscriber.   Such Subscriber is, and will be at the time of the conversion of the Preferred Stock and exercise of the Warrants, an “accredited investor,” as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Subscriber to utilize the information made available by the Company to evaluate the merits and risks of, and to make an informed investment decision with respect to, the proposed purchase, which such Subscriber hereby agrees represents a speculative investment.  Such Subscriber has the authority and is duly and legally qualified to purchase and own the Securities.  Such Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on Schedule 1 hereto regarding such Subscriber is accurate.

(f)           Purchase of Preferred Stock and Warrants.  On the Closing Date, such Subscriber will purchase the Preferred Stock and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(g)           Compliance with Securities Act.   Such Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.  In any event, and subject to compliance with applicable securities laws, Subscriber may enter into lawful hedging transactions in the course of hedging the position they assume and the Subscriber may also enter into lawful short positions or other derivative transactions relating to the Securities, or interests in the Securities, and deliver the Securities, or interests in the Securities, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Securities, or interests in the Securities, to third parties who in turn may dispose of these Securities.

(h)           Conversion Shares and Warrant Shares Legend.  The Conversion Shares and Warrant Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY APPROVED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(i)           Preferred Stock and Warrants Legend.  The Preferred Stock and Warrants shall bear the following legend:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE -OR-  EXERCISABLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY APPROVED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(j)           Communication of Offer.  The offer to sell the Securities was directly communicated to such Subscriber by the Company.  At no time was such Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(k)           Restricted Securities.   Such Subscriber understands that the Securities have not been registered under the 1933 Act and such Subscriber shall not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available.  Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below), provided that each such Affiliate is an “accredited investor,” as such term is defined under Regulation D, and such Affiliate agrees in writing to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.  Without limiting the foregoing, each Subsidiary (as defined herein) is an Affiliate of the Company.  For purposes of this definition, “control” means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(l)            No Governmental Review.  Such Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(m)          Independent Decision.  The decision of such Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any other Subscriber (or any other Person) relating to or arising from any such information, materials, statements or opinions.

(n)           Correctness of Representations.  Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless Subscriber otherwise notifies the Company in writing prior to the Closing Date, shall be true and correct as of the Closing Date.

(o)           Survival.  The foregoing representations and warranties shall survive the Closing Date.

5.           Company Representations and Warranties.  Except as set forth in the Schedules hereto, the Company represents and warrants to and agrees with each Subscriber that:

(a)           Due Incorporation.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as presently conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect (as defined herein).  For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, prospects, properties or business of the Company and its Subsidiaries taken as a whole.  For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Company.  As of the Closing Date, all of the Company’s Subsidiaries and the Company’s other ownership interests therein are set forth on Schedule 5(a).  The Company represents that it owns all of the equity of the Subsidiaries and rights to receive equity of the Subsidiaries set forth on Schedule 5(a), free and clear of all liens, encumbrances and claims, except as set forth on Schedule 5(a).  No person or entity other than the Company has the right to receive any equity interest in the Subsidiaries.  The Company further represents that neither the Company nor the Subsidiaries have been known by any other names for the five (5) years preceding the date of this Agreement.

(b)           Outstanding Stock.  All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(c)           Authority; Enforceability.  This Agreement, the Preferred Stock, Warrants, the Escrow Agreement, and any other agreements delivered or required to be delivered together with or pursuant to this Agreement or in connection herewith (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Company and/or the Subsidiaries, as the case may be, and are valid and binding agreements of the Company and/or the Subsidiaries, as the case may be, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.  Subject to the payment of the Debentures (as defined in Section 13), the Company and/or the Subsidiaries, as the case may be, have full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform their obligations thereunder.

(d)           Capitalization and Additional Issuances.   The authorized and outstanding capital stock of the Company and the Subsidiaries on a fully diluted basis and all outstanding rights to acquire or receive, directly or indirectly, any equity of the Company and/or the Subsidiaries as of the date of this Agreement and the Closing Date (not including the Securities) are set forth on Schedule 5(d).  Except as set forth on Schedule 5(d), there are no options, warrants or rights to subscribe to securities, rights, understandings or obligations convertible into or exchangeable for or granting any right to subscribe for any shares of capital stock or other equity interest of the Company or any of the Subsidiaries.  The only officer, director, employee and consultant stock option or stock incentive plan or similar plan currently in effect or contemplated by the Company is described on Schedule 5(d).  There are no outstanding agreements or preemptive or similar rights affecting the Company’s Common Stock or equity.

(e)           Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, the Subsidiaries or any of their Affiliates, any Principal Market as defined in Section 9(b) or the Company’s stockholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company and the Subsidiaries of their respective obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities.  The Transaction Documents and the Company’s performance of its obligations thereunder has been unanimously approved by the Company’s board of directors in accordance with the Company’s Certificate of Incorporation and applicable law.  Any such qualifications and filings will, in the case of qualifications, be effective upon Closing, and will, in the case of filings, be made within the time prescribed by law.

(f)          No Violation or Conflict.  Conditioned upon the representations and warranties of Subscriber in Section 4 hereof being materially true and correct, neither the issuance nor the sale of the Securities nor the performance of the Company’s obligations under this Agreement and the other Transaction Documents by the Company, will:

(i)           violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the certificate of incorporation or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party, except the violation, conflict, breach or default of which would not have a Material Adverse Effect; or

(ii)          result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates, except in favor of each Subscriber as described herein; or

(iii)         except as set forth in Schedule 5(f) hereto, result in the activation of any anti-dilution rights or a reset or repricing of any debt, equity or security instrument of any creditor or equity holder of the Company, or the holder of the right to receive any debt, equity or security instrument of the Company, nor result in the acceleration of the due date of any obligation of the Company; or

(iv)         except as set forth in Schedule 5(f) hereto, result in the triggering of any piggy-back or other registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

(g)         The Securities.  The Securities upon issuance:

(i)           are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)          have been, or will be, duly and validly authorized and on the dates of issuance of the Preferred Stock and Warrants, the Conversion Shares upon conversion of the Preferred Stock, and the Warrant Shares upon exercise of the Warrants, such Preferred Stock, Warrants, Conversion Shares and Warrant Shares will be duly and validly issued, fully paid and non-assessable and if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement or an exemption from registration, will be free trading, unrestricted and unlegended;

(iii)         will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities or debt of the Company;

(iv)         will not subject the holders thereof to personal liability by reason of being such holders; and

(v)          conditioned upon the representations and warranties of the Subscribers as set forth in Section 4 hereof being materially true and correct, will not result in a violation of Section 5 under the 1933 Act.

(h)           Litigation.  There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under the Transaction Documents.  Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(i)            No Market Manipulation.  The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(j)            Information Concerning Company.  The Reports and Other Written Information contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein.  Since July 31, 2010, and except as disclosed in the Reports or modified in the Reports and Other Written Information or in the Schedules hereto, there has been no Material Adverse Effect relating to the Company’s business, financial condition or affairs. The Reports and Other Written Information including the financial statements included therein do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances and when made.

(k)           Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder and the consummation of the Share Exchange, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted, including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(l)            Defaults.  The Company is not in violation of its certificate of incorporation or bylaws.   The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters which default would have a Material Adverse Effect, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(m)          No Integrated Offering.   Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board.  No prior offering will impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.  Neither the Company nor any of its Affiliates will take any action or suffer any inaction or conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Securities or that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

(n)           No General Solicitation.  Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(o)           No Undisclosed Liabilities.  The Company has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company’s business since July 31, 2010, and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as disclosed in the Reports or in Schedule 5(o).

(p)           No Undisclosed Events or Circumstances.  Since July 31, 2010, except as disclosed in the Reports, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

(q)           Dilution.   The Company’s executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company.  The board of directors of the Company has concluded, in its good faith business judgment, that the issuance of the Securities is in the best interests of the Company.  The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Preferred Stock and the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company or parties entitled to receive equity of the Company.

(r)            No Disagreements with Accountants and Lawyers.  There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers previously and presently employed by the Company, including, but not limited to, disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing Date.

(s)           Investment Company.   Neither the Company nor any Affiliate of the Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(t)           Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(u)           Reporting Company/Shell Company.  The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the 1934 Act and has a class of Common Stock registered pursuant to Section 12(g) of the 1934 Act.  Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.  As of the Closing Date, the Company is not a “shell company” but is a “former shell company” as those terms are employed in Rule 144 under the 1933 Act.

(v)           Listing.  The Company’s Common Stock is quoted on the OTC Bulletin Board (“Bulletin Board”) under the symbol “GOEE”.  The Company has not received any pending oral or written notice that its Common Stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that its Common Stock does not meet all requirements for the continuation of such quotation.

(w)          DTC Status.   The Company’s transfer agent is a participant in, and the Common Stock is or shall be eligible for transfer pursuant to, the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on Schedule 5(w) hereto.

(x)           Company Predecessor and Subsidiaries.  The Company makes each of the representations contained in Sections 5(a), (b), (c), (d), (e), (f), (h), (j), (k), (l), (o), (p), (r), (s) and (t) of this Agreement, as same relate or could be applicable to each Subsidiary.  All representations made by or relating to the Company of a historical or prospective nature and all undertakings described in Section 9 shall relate, apply and refer to the Company and the Subsidiaries and their predecessors and successors.

(y)           Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided that if such representation or warranty is made as of a different date, such representation or warranty shall be true as of such date.

(z)           Survival.  The foregoing representations and warranties shall survive the Closing Date.

6.           Regulation D Offering/Legal Opinion.  The offer and issuance of the Securities to the Subscribers is being made pursuant to an exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.  On the Closing Date, the Company will provide an opinion reasonably acceptable to each Subscriber from the Company’s legal counsel in substantially the form attached hereto as Exhibit F opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by the Subscribers.  The Company will provide, at the Company’s expense, to the Subscribers such other legal opinions, if any, as are necessary in each Subscriber’s opinion for the issuance and resale of the Conversion Shares and Warrant Shares pursuant to an exemption from registration such as Rule 144 under the 1933 Act.

7.           Broker’s Commission/Finder’s Fee. The Company on the one hand, and each Subscriber (for such Subscriber only) on the other hand, agrees to indemnify the other against and hold the other harmless from any and all liabilities to any Persons claiming brokerage commissions or similar fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions.  The Company represents that to the best of its knowledge there are no parties entitled to receive fees, commissions, finder’s fees, due diligence fees or similar payments in connection with the Offering.  Anything in this Agreement to the contrary notwithstanding, each Subscriber is providing indemnification only for such Subscriber’s own actions and not for any action of any other Subscriber.  The liability of the Company and each Subscriber’s liability hereunder is several and not joint.

8.           Subscriber’s Legal Fees.   The Company shall pay to Grushko & Mittman, P.C. a cash fee of $15,000 (“Legal Fees”) as reimbursement for services rendered in connection with the transactions described in the Transaction Documents. The Legal Fees will be payable out of funds held pursuant to the Escrow Agreement.  Grushko & Mittman, P.C. will be reimbursed at Closing or Initial Closing, as the case may be, by the Company for all lien searches, filing fees and reasonable printing and shipping costs for the closing statements to be delivered to the Subscribers.

9.           Covenants of the Company.  The Company covenants and agrees with the Subscribers as follows:

(a)           Stop Orders.  Subject to the prior notice requirement described in Section 9(n) hereof, the Company will advise the Subscribers, within twenty-four (24) hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.  The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws, provided at least five (5) business days prior notice of such instruction is given to the Subscribers.

(b)           Listing/Quotation.  The Company shall promptly secure the quotation or listing of the Conversion Shares and Warrant Shares upon each national securities exchange, or automated quotation system upon which the Company’s Common Stock is quoted or listed and upon which such Conversion Shares and Warrant Shares are or become eligible for quotation or listing (subject to official notice of issuance) and shall maintain same so long as any Preferred Stock and Warrants are outstanding.  The Company will maintain the quotation or listing of its Common Stock on the NYSE Amex Equities, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock) (the “Principal Market”), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. Subject to the limitation set forth in Section 9(n) hereof, the Company will provide the Subscribers with copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market.  As of the date of this Agreement and the Closing Date, the Bulletin Board is the Principal Market.

(c)           Market Regulations.  If required, the Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to the Subscribers.

(d)           Filing Requirements.  From the date of this Agreement and until the last to occur of (i) all the Conversion Shares have been resold or transferred by the Subscribers pursuant to a registration statement or pursuant to Rule 144(b)(1)(i), or (ii) none of the Preferred Stock and Warrants are  outstanding (the date of such latest occurrence being the “End Date”), the Company will (A) comply in all respects with its reporting and filing obligations under the 1934 Act, (B) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the 1934 Act even if the Company is not subject to such reporting requirements sufficient to permit the Subscribers to be able to resell the Conversion Shares and Warrant Shares pursuant to Rule 144(b)(i) and (C) comply with all requirements related to any registration statement filed pursuant to this Agreement.  The Company will use its commercially reasonable best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the End Date.  Until the End Date, the Company will continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.  The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

(e)           Use of Proceeds.   The proceeds of the Offering will be substantially employed by the Company for the purposes set forth on Schedule 9(e) hereto.  Except as described on Schedule 9(e), the Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, nor payment of financing related debt nor redemption of outstanding notes or equity instruments of the Company nor non-trade payables outstanding on the Closing Date.

(f)           Reservation.   Prior to the Closing or Initial Closing, as the case may be, the Company undertakes to reserve on behalf of the Subscribers from its authorized but unissued Common Stock, a number of shares of Common Stock equal to 150% of the amount of Common Stock necessary to allow the Subscribers to be able to convert all of the Preferred Stock and 100% of the amount of Warrant Shares issuable upon exercise of the Warrants (“Required Reservation”).   Failure to have sufficient shares reserved pursuant to this Section 9(f) at any time prior to the End Date shall be a material default of the Company’s obligations under this Agreement and an Event of Default as employed in the Certificate of Designation.  Without waiving the foregoing requirement, if at any time the Preferred Stock and Warrants are outstanding the Company has reserved on behalf of the Subscribers less than 125% of the amount necessary for full conversion of the outstanding Preferred Stock and dividends accrued on such Preferred Stock at the conversion price in effect on every such date and 100% of the Warrant Shares issuable upon exercise of outstanding Warrants (“Minimum Required Reservation”), the Company will promptly reserve the Minimum Required Reservation, or if there are insufficient authorized and available shares of Common Stock to do reserve the Minimum Required Reservation, the Company will take all action necessary to increase its authorized capital to be able to fully satisfy its reservation requirements hereunder, including the filing of a preliminary proxy with the Commission not later than fifteen (15) days after the first day the Company has reserved less than the Minimum Required Reservation.  The Company agrees to provide notice to the Subscribers not later than five days after the date the Company has less than the Minimum Required Reservation reserved on behalf of the Subscribers.

(g)           DTC Program.  At all times that Preferred Stock or Warrants are outstanding, the Company will employ as the transfer agent for the Common Stock, Conversion Shares and Warrant Shares a participant in the Depository Trust Company Automated Securities Transfer Program.

(h)           Taxes.  From the date of this Agreement and until the End Date, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(i)            Insurance.  As reasonably necessary as determined by the Company, from the date of this Agreement and until the End Date, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business and location, in amounts and to the extent and in the manner customary for companies in similar businesses similarly situated and located and to the extent available on commercially reasonable terms.

(j)            Books and Records.  From the date of this Agreement and until the End Date, the Company will keep true records and books of account in which full, true and correct entries in all material respects will be made of all dealings or transactions in relation to its business and affairs in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis.

(k)           Governmental Authorities.   From the date of this Agreement and until the End Date, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(l)            Intellectual Property.  From the date of this Agreement and until the End Date, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business, unless it is sold for value.  Schedule 9(l) hereto identifies all of the intellectual property owned by the Company and the Subsidiaries, which schedule includes, but is not limited to, patents, patents pending, patent applications, trademarks, tradenames, service marks and copyrights.

(m)          Properties.  From the date of this Agreement and until the End Date, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto as the Company shall reasonably determine; and the Company will at all times comply with each provision of all leases and claims to which it is a party or under which it occupies or has rights to property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.  The Company will not abandon any of its assets, except for those assets which have negligible or marginal value , are obsolete or for which it is prudent to do so under the circumstances as reasonably determined by the Company.

(n)         Confidentiality/Public Announcement.   From the date of this Agreement  until the End Date, the Company agrees that except in connection with a Form 8-K, Form 10-Q, Form 10-K and the registration statement or statements regarding the Subscribers’ Securities or in correspondence with the Commission regarding same, it will not disclose publicly or privately the identity of a Subscriber unless expressly agreed to in writing by such Subscriber or only to the extent required by law and then only upon not less than two (2) business days prior notice to such Subscriber.  The Company will specifically disclose the amount of Common Stock outstanding immediately after the Closing in the Super 8-K.  The Company represents that the Super 8-K will contain the signed version of the audit opinion substantially in the form attached as Exhibit G hereto.  Upon  delivery by the Company to the Subscribers after the Closing Date of any notice or information, in writing, electronically or otherwise, and while Preferred Stock, Conversion Shares or Warrants are held by the Subscribers, unless the  Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or the Subsidiaries, the Company  shall, within four (4) days after any such delivery, publicly disclose such  material,  nonpublic  information on a Report on Form 8-K.  In the event that the Company believes that a notice or communication to the Subscribers contains material, nonpublic information relating to the Company or the Subsidiaries, except as required to be delivered in connection with this Agreement, the Company shall so indicate to the Subscribers prior to delivery of such notice or information.  A Subscriber will be granted five (5) days to notify the Company that such Subscriber elects not to receive such information.   In the case that a Subscriber elects not to receive such information, the Company will not deliver such information to such Subscriber.  In the absence of any such Company indication, the Subscribers shall be allowed to presume that all matters relating to such notice and information do not constitute material, nonpublic information relating to the Company or the Subsidiaries.

(o)         Non-Public Information.  The Company covenants and agrees that except for the Reports, Other Written Information and schedules and exhibits to this Agreement and the Transaction Documents, which information the Company undertakes to publicly disclose on the Form 8-K described in Section 9(n) above, neither it nor any other person acting on its behalf will at any time provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber, its agent or counsel shall have agreed in writing to accept such information as described in Section 9(n) above.  The Company understands and confirms that the Subscribers shall be relying on the foregoing representations in effecting transactions in securities of the Company.  The Company agrees that any information known to Subscriber required to be make public by the Company but not made public by the Company, not already made public by the Company may be made public and disclosed by the Subscriber.

(p)         Negative Covenants.   So long as Preferred Stock is outstanding, without the consent of the Subscribers, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

(i)           create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) (each, a “Lien”) upon any of its property, whether now owned or hereafter acquired, except for:  (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established in accordance with GAAP; (b) carriers,’ warehousemen’s, mechanic’s, material men’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or that are being contested in good faith and by appropriate proceedings; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) Liens created with respect to the financing of the purchase of new property in the ordinary course of the Company’s business up to the amount of the purchase price of such property; and (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property (each of (a) through (f) hereof, a “Permitted Lien”);

(ii)          amend its certificate of incorporation, bylaws or its charter documents so as to materially and adversely affect any rights of the Subscribers; provided that an increase in the amount of authorized shares will not be deemed adverse to the rights of the Subscribers;

(iii)         repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock, or other equity securities other than to the extent permitted or required under the Transaction Documents;

(iv)         engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000, other than (i) for payment of salary or fees for services rendered, pursuant to and on the terms of a written contract in effect at least one (1) business day prior to the Closing Date, a copy of which has been provided to the Subscriber at least one (1) business day prior to the Closing Date, (ii) reimbursement for authorized expenses incurred on behalf of the Company or its Affiliates, (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company disclosed in the Reports or (iv) other transactions disclosed in the Reports; or

(v)          pay or redeem any financing related debt or past due obligations or securities outstanding as of the Closing Date, or past due obligations, except with respect to vendor obligations, which in management’s good faith, reasonable judgment must be paid to avoid disruption of the Company’s businesses.

(q)           Offering Restrictions.   Subject to the consent of the Subscribers, for so long as the Preferred Stock and Warrants are outstanding, the Company will not enter into or exercise any Equity Line of Credit (as defined herein) or similar agreement, nor issue nor agree to issue any floating or Variable Priced Equity Linked Instruments (as defined herein) nor any of the foregoing or equity with price reset rights (collectively, the “Variable Rate Restrictions”).   For purposes hereof, “Equity Line of Credit” shall include any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at a price formula, and “Variable Priced Equity Linked Instruments” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions).

(r)            Seniority.   Except for Permitted Liens, for so long as the Preferred Stock is outstanding, without written consent of the Subscribers, the Company and Subsidiaries shall not grant nor allow any security interest to be taken in any assets of the Company or any Subsidiary or any Subsidiary’s assets; nor issue or amend any debt, equity or other instrument which would give the holder thereof directly or indirectly, a right in any equity of the Company or any Subsidiary or any right to payment equal to or superior to any right of the Subscribers as holders of the Preferred Stock in or to such equity or payment, nor issue or incur any debt not in the ordinary course of business in an amount greater than $500,000.

(s)           Notices.   For so long as the Subscribers hold any Preferred Stock or Warrants, the Company will maintain a United States address and United States fax number for notice purposes under the Transaction Documents.

(t)            Transactions with Insiders.  So long as the Preferred Stock and Warrants are outstanding, without consent of the Subscribers, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, materially amend, materially modify or materially supplement, or permit any Subsidiary to enter into, materially amend, materially modify or materially supplement, any agreement, transaction, commitment, or arrangement relating to the sale, transfer or assignment of any of the Company’s tangible or intangible assets with any of its Insiders (as defined below) (or any persons who were Insiders at any time during the previous two (2) years), or any Affiliates (as defined below) thereof, or with any individual related by blood, marriage, or adoption to any such individual.  “Affiliate,” for purposes of this Section 9(t), means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity.  “Control” or “Controls” for purposes of the Transaction Documents means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.  For purposes hereof, “Insiders” shall mean any officer, director or manager of the Company, including, but not limited to, the Company’s president, chief executive officer, chief financial officer and chief operations officer, and any of their Affiliates or family members.

(u)           Stock Splits.  For so long as the Preferred Stock and Warrants are outstanding, the Company will not enter into any stock splits without the consent of the Subscribers.

(v)           Notice of Event of Default.  The Company agrees to notify Subscriber of the occurrence of an Event of Default (as defined and employed in the Transaction Documents) not later than ten (10) days after any of the Company’s officers or directors becomes aware of such Event of Default.

(w)          Further Registration Statements.   Except for a registration statement filed on behalf of the Subscribers and the parties listed on Schedule 9(w), the Company will not, without the consent of the Subscribers, file with the Commission or with state regulatory authorities any registration statement, including a registration statement on Form S-8, or amend any already filed registration statement to increase the amount of Common Stock registered therein, or reduce the price of which securities of the Company are registered therein, until the expiration of the “Exclusion Period,” which shall be defined as the sooner of (i) the date all of the Registrable Securities (as defined in Section 11.1) have been registered in an effective registration statement that has been effective for not less than one year, or (ii) until all the Conversion Shares and Warrant Shares have been resold by the Subscribers pursuant to a registration statement or Rule 144b(1)(i), without regard to volume limitations.  The Exclusion Period will be tolled or reinstated, as the case may be, during the pendency of an Event of Default as defined in the Certificate of Designation.

10.         Covenants of the Company Regarding Indemnification.

(a)           The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers’ officers, directors, agents, counsel, Affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscribers or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any representation or warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto in any Transaction Document, or other agreement delivered pursuant hereto or in connection herewith, now or after the date hereof; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

(b)           In no event shall the liability of the Subscribers or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber or successor upon the sale of Registrable Securities (as defined herein).

11.1.      Registration Rights.  The Company hereby grants the following registration rights to holders of the Securities.

(i)            On one occasion, commencing ninety one (91) days after the Closing Date, but not later than two years after the Closing Date, upon a written request therefor from any record holder or holders of more than 50% of the Conversion Shares issued and issuable upon conversion of the outstanding Preferred Stock and outstanding Warrant Shares, the Company shall prepare and not later than sixty (60) days after such request (“Filing Date”) file, subject to Section 11.1(iv) hereof, , with the Commission a registration statement under the 1933 Act registering the Registrable Securities which are the subject of such request, subject to applicable Commission rules and regulations, for unrestricted public resale by the holder thereof.  For purposes of Sections 11.1(i) and 11.1(ii) hereof, the definition of Registrable Securities shall not include Securities (A) which are registered for resale in an effective registration statement, (B) which are included for registration in a pending registration statement, (C) which have been issued without further transfer restrictions after a sale or transfer pursuant to Rule 144 under the 1933 Act or (D) which may be resold under Rule 144 without volume limitations but not giving effect to the cashless exercise feature of the Warrants.  Upon the receipt of such written request, the Company shall promptly give written notice to all other record holders (as of the date of delivery of such written notice) of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within ten (10) days after the Company gives such written notice.  Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 11.1(i).

(ii)           If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscribers or Holder pursuant to an effective registration statement, each such time it will give at least ten (10) days’ prior written notice to the record holders (as of the date of delivery of such written notice) of the Registrable Securities of its intention so to do. Upon the written request of the holder that is received by the Company within ten (10) days after the giving of any such notice by the Company to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (each, a “Seller” and together, the “Sellers”). In the event that any registration pursuant to this Section 11.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced on a pro rata basis among the record holders so requesting registration by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Unless the Holder notifies the Company in writing that it elects to deem the registration statement filed or to be filed pursuant to this Section 11.1(ii) as a registration statement filed or to be filed pursuant to Section 11.1(ii), the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 11.1(ii) without thereby incurring any liability to the Sellers.

(iii)          If, at the time any written request for registration is received by the Company pursuant to Section 11.1(i) hereof, the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company’s own account and the Company actually does file such other registration statement, such written request shall be deemed to have been given pursuant to Section 11.1(ii) rather than Section 11.1(i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 11.1(ii).

(iv)          The Company shall file with the Commission a registration statement on Form S-1 (the “Registration Statement”) (or such other form that it is eligible to use) in order to register the Registrable Securities for resale and distribution under the 1933 Act within ninety (90) days after the Closing Date or, if more than one Closing, the last Closing Date (the “Filing Date”), and use its commercially reasonable best efforts to cause the Registration Statement to be declared effective not later than one hundred and eighty (180) days after such Closing Date (the “Effective Date”).  The Company will register not less than a number of shares of common stock in the aforedescribed registration statement that is equal to 150% of the Conversion Shares issued and issuable upon conversion of Preferred Stock including dividends at the default rate and 100% of the Warrant Shares issuable upon exercise of the Warrants and Bridge Warrants (collectively the “Registrable Securities”). In the event that the Company is required by the Commission to cutback the number of shares being registered in the Registration Statement pursuant to Rule 415, the Company shall reduce the Registrable Securities in the order and priority set forth on Schedule 11.1(iv). The Registrable Securities shall be reserved and set aside exclusively for the benefit of each Subscriber and Warrant holder, prorata, and not issued, employed or reserved for anyone other than each Subscriber and Warrant holder.  The Registration Statement will immediately be amended or additional registration statements will be immediately filed by the Company as necessary to register additional shares of Common Stock to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities.  Except as set forth on Schedule 11.1(iv), without the written consent of the Subscribers, no securities of the Company other than the Registrable Securities will be included in the Registration Statement.  It shall be deemed a Non-Registration Event (as defined herein) if at any time after the date the Registration Statement is declared effective by the Commission (“Actual Effective Date”) the Company has registered for unrestricted resale on behalf of the Subscribers fewer than 110% of the amount of Common Shares issuable upon full conversion of all sums due under the Preferred Stock and Warrant Shares (the difference between such 110% and the actual amount of shares registered being referred to herein as the “Shortfall”).  In such event, the Company shall take all actions necessary to cause at least 150% of the amount of shares of Common Stock issuable upon full conversion of all sums due under the Preferred Stock and 100% of the Warrant Shares to be registered within sixty (60) days after the first day such Shortfall exists.  Failure to file the Registration Statement within thirty (30) days after the first day such Shortfall first exists or failure to cause such registration to become effective within  sixty (60) days after such Shortfall first exists shall be a Non-Registration Event.

11.2.      Registration Procedures. If and whenever the Company is required by the provisions of Section 11.1 to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

(a)           subject to the timelines provided in this Agreement, (i) prepare and file with the Commission a registration statement required by Section 11.1 with respect to such Registrable Securities and use its commercially reasonable best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), (ii) promptly provide to the holders of the Registrable Securities copies of all filings and Commission letters of comment and notify the Sellers (by telecopier and by e-mail addresses provided by the Subscribers) and Grushko & Mittman, P.C. (by telecopier and by email to counslers@aol.com) on or before the second (2nd) business days thereafter that the Company receives notice that (A) the Commission has no comments or no further comments on the registration statement, and (B) the registration statement has been declared effective (failure to timely provide notice as required by this Section 11.2(a) shall be a material breach of the Company’s obligation and an Event of Default as defined in the Preferred Stock and a Non-Registration Event as defined in Section 11.4 of this Agreement);

(b)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period of one (1) year, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Sellers’ intended method of disposition set forth in such registration statement for such period;

(c)           furnish to the Sellers, at the Company’s expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement, or make them electronically available;

(d)           use its commercially reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of New York and such jurisdictions as the Sellers shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e)           as applicable, list or make available for quotation the Registrable Securities covered by such registration statement with any securities exchange or quotation system on which the Common Stock of the Company is then listed or quoted;

(f)           notify the Sellers within two (2) business days of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or which becomes subject to a Commission, state or other governmental order suspending the effectiveness of the registration statement covering any of the Registrable Securities;

(g)           provided same would not be in violation of the provision of Regulation FD under the 1934 Act, make available for inspection during reasonable business hours by the Sellers and any attorney, accountant or other agent retained by the Sellers, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to make available all publicly available, non-confidential information reasonably requested by the Sellers, attorney, accountant or agent in connection with such registration statement at such requesting Seller’s expense; and

(h)           provide to the Sellers copies of the Registration Statement and amendments thereto at least five (5) days prior to the filing thereof with the Commission.  A Seller’s failure to comment on any registration statement or other document provided to a Subscriber or its counsel shall be construed to constitute approval thereof nor the accuracy thereof.

11.3.     Provision of Documents.  In connection with each registration described in this Section 11, each Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

11.4.     Non-Registration Events.  The Company agrees that the Sellers will suffer damages if the Registration Statement is not filed by the Filing Date and not declared effective by the Commission within sixty (60) days after the Effective Date, and any registration statement required under Section 11.1(i) or 11.1(ii) is not filed within ninety (90) days after written request and declared effective by the Commission within one hundred eighty (180) days after such request, and maintained in the manner and within the time periods contemplated by Section 11 hereof, and it would not be feasible to ascertain the extent of such damages with precision.  Accordingly, if (A) the Registration Statement is not filed on or before the Filing Date, (B) the Registration Statement is not declared effective on or before sixty (60) days after the Effective Date, (C) due to the intentional action or inaction of the Company the Registration Statement is not declared effective within five (5) business days after receipt by the Company or its attorneys of a written or oral communication from the Commission that the Registration Statement will not be reviewed or that the Commission has no further comments, (D) if the registration statement described in Section 11.1(i) or 11.1(ii) is not filed within ninety (90) days after such written request, or is not declared effective within one hundred eighty (180) days after such written request, or (E) any registration statement described in Sections 11.1(i), 11.1(ii) or 11.1(iv) is filed and declared effective but shall thereafter cease to be effective without being succeeded within thirty (30) business days by an effective replacement or amended registration statement or for a period of time which shall exceed sixty (60) days in the aggregate per year (defined as every rolling period of 365 consecutive days commencing on the Actual Effective Date) (each such event referred to in clauses A through E of this Section 11.4 is referred to herein as a “Non-Registration Event”), then the Company shall pay to the holder of Registrable Securities, as “Liquidated Damages”, an amount equal to one percent (1%) for each thirty (30) days (or such lesser pro-rata amount for any period of less than thirty (30) days) of the lesser of the (i) purchase price of the outstanding Preferred Stock and (ii) purchase price of the Conversion Shares and Warrant Shares issued upon conversion of Preferred Stock and exercise (but excluding cashless exercise) of Warrants held by Subscribers which are subject to such Non-Registration Event.  The Company may pay the Liquidated Damages in cash or securities.  The Liquidated Damages must be paid within ten (10) business days after the end of each thirty (30) day period or shorter part thereof for which Liquidated Damages are payable.  In the event a Registration Statement is filed by the Filing Date but is withdrawn prior to being declared effective by the Commission, then such Registration Statement will be deemed to have not been filed and Liquidated Damages will be calculated accordingly.  All oral or written comments received from the Commission relating to a registration statement must be responded to within twenty (20) business days after receipt of comments from the Commission.  Failure to timely respond to Commission comments is a Non-Registration Event for which Liquidated Damages shall accrue and be payable by the Company to the holders of Registrable Securities at the same rate and amounts set forth above, calculated from the date the response was required to have been made.  Liquidated Damages shall not be payable pursuant to this Section 11.4 in connection with Registrable Securities for such times as such Registrable Securities may be sold by the holder thereof without volume limitations or other restrictions pursuant to Section 144(b)(1)(i) of the 1933 Act. The Company shall not be liable for Liquidated Damages under this Agreement as to any Registrable Securities which are not permitted by the Commission to be included in a Registration Statement due solely to Commission guidance from the time that it is determined that such Registrable Securities are not permitted to be registered until such time as the provisions of this Agreement as to the Registration Statements required to be filed hereunder are triggered, in which case the provisions of this Section 11.4 shall once again apply.  In such case, the Liquidated Damages shall be calculated to only apply to the percentage of Registrable Securities which are permitted in accordance with Commission guidance to be included in such Registration Statement.  The Company may require, from time to time, information by a holder of the Securities that is necessary to complete the Registration Statement in accordance with the requirements of the 1933.  In the event of the failure by such holder to comply with the Company’s request within seven (7) business days from the date of such request, the Company shall be permitted to exclude such holder from a Registration Statement without being subject to the payment of any amount of Liquidated Damages to such holder. At such time that such holder complies with the Company’s request, the Company shall use its reasonable best efforts to include such holder in the Registration Statement.

11.5.     Expenses.  All expenses incurred by the Company in complying with Section 11, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of Company counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of FINRA, and fees of transfer agents and registrars are herein called “Registration Expenses.” All underwriting discounts, selling commissions and transfer applicable to the sale of Registrable Securities are herein called “Selling Expenses.”  The Company will pay all Registration Expenses in connection with any registration statement described in Section 11.  Selling Expenses in connection with each such registration statement shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares included on behalf of the Seller relative to the aggregate number of shares included under such registration statement for all Sellers, or as all Sellers thereunder may agree.

11.6.     Indemnification and Contribution.

(a)           In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 11, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller and each of the officers, directors, agents, Affiliates, members, managers, control persons, and principal shareholders of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities to which such Seller or  person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will, subject to the provisions of Section 11.6(c), reimburse such Seller for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller in writing specifically for use in such registration statement or prospectus.

(b)           In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 11, each Seller, severally but not jointly, will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities pursuant to such registration statement.

(c)           Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party other than under this Section 11.6(c), and shall only relieve it from any liability which it may have to such indemnified party under this Section 11.6(c), except and only if and to the extent the indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election to so assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to indemnified party which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel, reasonably satisfactory to the indemnified and indemnifying party, and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d)           In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section 11.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 11.6, then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation; and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities pursuant to such registration statement.

11.7.     Unlegended Shares and 144 Sales.

(a)           Delivery of Unlegended Shares.  Within five (5) days (such fifth (5th) day being the “Unlegended Shares Delivery Date”) after the day on which the Company has received (i) a notice that Conversion Shares, Warrant Shares or any other Common Stock held by Subscriber has been sold pursuant to a registration statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of Subscriber and, if required, Subscriber’s broker regarding compliance with the requirements of Rule 144, the Company, at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4(h) above (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares, together with a legended certificate representing the balance of the submitted Common Stock certificate, if any, to Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

(b)           DWAC.   In lieu of delivering physical certificates representing the Unlegended Shares, upon request of the Subscribers, so long as the certificates therefor do not bear a legend and Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system, if such transfer agent participates in such DWAC system.  Such delivery must be made on or before the Unlegended Shares Delivery Date.

(c)           Late Delivery of Unlegended Shares.   The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 11.7 hereof later than the Unlegended Shares Delivery Date could result in economic loss to a Subscriber.  As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Unlegended Shares Delivery Date for each $10,000 of purchase price of the Unlegended Shares, subject to the delivery default; provided that such delay is not the direct or indirect result of Subscriber’s actions or omissions.  If during any three hundred sixty (360) day period, the Company fails to deliver Unlegended Shares as required by this Section 11.7 for an aggregate of thirty (30) days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Unlegended Shares subject to such default at a price per share equal to the greater of (i) 110% of the Purchase Price paid by Subscriber for the Unlegended Shares that were not timely delivered, or (ii) a fraction in which the numerator is the highest closing price of the Common Stock during the aforedescribed thirty day period and the denominator of which is the lowest conversion price or exercise price, as the case may be, during such thirty (30) day period, multiplied by the price paid by Subscriber for such Common Stock (“Unlegended Redemption Amount”).  The Company shall promptly pay any payments incurred under this Section in immediately available funds upon demand.

(d)           Injunction.  In the event a Subscriber shall request delivery of Unlegended Shares as described in Section 11 and the Company is required to deliver such Unlegended Shares pursuant to Section 11.7, the Company may not refuse to deliver Unlegended Shares based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has not complied with Subscriber’s obligations under the Transaction Documents, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Subscriber in the amount of the greater of (i) 125% of the amount of the aggregate purchase price of the Common Stock which is subject to the injunction or temporary restraining order, (ii) the closing price of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of Unlegended Shares to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber’s favor.

(e)           Buy-In.   In addition to any other rights available to Subscriber, if the Company fails to deliver to Subscriber Unlegended Shares as required pursuant to this Agreement and after the Unlegended Shares Delivery Date Subscriber, or a broker on Subscriber’s behalf, purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which Subscriber was entitled to receive from the Company (a “Buy-In”), then the Company shall promptly pay in cash to Subscriber (in addition to any remedies available to or elected by Subscriber) the amount by which (A) Subscriber’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For purposes of illustration only, if Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. Subscriber shall promptly provide the Company written notice indicating the amounts payable to Subscriber in respect of the Buy-In, including, evidence regarding the purchase of common stock for which the Buy-In is implemented.

(e)           144 Default.   At any time commencing six (6) months after the Closing Date, in the event Subscriber is not permitted to sell any of the Conversion Shares or Warrant Shares without any restrictive legend, or if such sales are permitted but subject to volume limitations or further restrictions on resale as a result of the unavailability to Subscriber of Rule 144(b)(1)(i) under the 1933 Act or any successor rule (a “144 Default”), for any reason, including, but not limited to, failure by the Company to file quarterly, annual or any other filings required to be made by the Company by the required filing dates (provided that any filing made within the time for a valid extension shall be deemed to have been timely filed), or the Company’s failure to make information publicly available which would allow Subscriber’s reliance on Rule 144 in connection with sales of Conversion Shares or Warrant Shares, except due to a change in current applicable securities laws or because Subscriber is an Affiliate (as defined under Rule 144) of the Company, then the Company shall pay such Subscriber as liquidated damages and not as a penalty for each thirty (30) days (or such lesser pro-rata amount for any period less than thirty (30) days) an amount equal to one percent (1%) of the purchase price of the Conversion Shares and Warrant Shares subject to such 144 Default.  Liquidated Damages shall not be payable pursuant to this Section 11.7(e) in connection with Conversion Shares or Warrant Shares for such times as such shares may be sold by the holder thereof without any legend or volume or other restrictions pursuant to Section 144(b)(1)(i) of the 1933 Act or pursuant to an effective registration statement.

12.           (a)           Favored Nations Provision.  Other than in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity, so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements, so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans described on Schedule 5(d) , (iv) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement on the terms disclosed in the Reports and which securities are also described on Schedule 12(a), and (v) as a result of the exercise of Warrants or conversion of Preferred Stock which are granted or issued pursuant to this Agreement on the unamended terms in effect on the Closing Date (collectively, the foregoing (i) through (v) are “Excepted Issuances”), if at any time the Preferred Stock or Warrants are outstanding, the Company shall agree to or issue (the “Lower Price Issuance”) any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any Person at a price per share or conversion or exercise price per share which shall be less than the Conversion Price in effect at such time or the Warrant exercise price in effect at such time, as applicable, without the consent of the Subscribers, then the Conversion Price and Warrant exercise price, as applicable, shall automatically be reduced to such other lower price.  The average Conversion Price of the Conversion Shares and average exercise price in relation to the Warrant Shares shall be calculated separately for the Conversion Shares and Warrant Shares.  Common Stock issued or issuable by the Company for no consideration or for consideration that cannot be determined at the time of issue will be deemed issuable or to have been issued for $0.0001 per share of Common Stock.  For purposes of the issuance and adjustments described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the sooner of (A) the agreement to or (B) actual issuance of such convertible security, warrant, right or options and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Conversion Price or Warrant exercise price, as applicable, in effect upon such issuance.  The rights of the Subscribers set forth in this Section 12 are in addition to any other rights the Subscribers have pursuant to this Agreement, the Preferred Stock, Warrants or any other Transaction Document.

(b)           Right of First Refusal.  Until one (1) year following the Closing Date, the Subscribers shall be given not less than fifteen (15) days prior written notice of any proposed sale by the Company of its common stock or other securities or equity linked debt obligations (“Other Offering”), except in connection with the Excepted Issuances.  If the Subscribers elect to exercise their rights pursuant to this Section 12(b), the Subscribers shall have the right during the fifteen (15) days following receipt of the notice, to purchase in the aggregate up to all of such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale, relative to each other in proportion to the amount of Preferred Stock issued to them on the Closing Date.  Subscribers who participate in such Other Offering shall be entitled at their option to purchase, in proportion to each other, the amount of such Other Offering that could have been purchased by Subscribers who do not exercise their rights hereunder until up to the entire Other Offering is purchased by the Subscribers.  In the event such terms and conditions are modified during the notice period, Subscribers shall be given prompt notice of such modification and shall have the right during the fifteen (15) days following the notice of modification to exercise such right.

(c)           Maximum Exercise of Rights.   Notwithstanding the foregoing, in the event the exercise of the rights described in Section 12(a) and Section 12(b) would or could result in the issuance of an amount of Common Stock of the Company that would exceed the maximum amount that may be issued to a Subscriber as described in Section 2D of the Certificate of Designation and Section 9 of the Warrant, then the issuance of such additional shares of Common Stock of the Company to such Subscriber will be deferred in whole or in part until such time as such Subscriber is able to beneficially own such Common Stock without exceeding the applicable maximum amount set forth and such Subscriber notifies the Company accordingly.

13.        Special Conditions.   On November 5, 2010, the Company issued an aggregate of $200,000 in Convertible Promissory Notes (“Bridge Notes”) and Warrants to the parties described on Schedule 13 hereto (“Bridge Lenders”).  The Bridge Lenders intend to become Subscribers pursuant to this Agreement and pay for the Preferred Stock and Warrants to be acquired hereunder by surrender of the Bridge Notes at an agreed value of the $200,000 principal amount of the Bridge Notes and accrued interest (“Interest”) on the Bridge Notes through the Closing Date on the amounts as set forth on Schedule 1  and signature pages hereto.  Together with such surrendered Bridge Notes and Interest, the Bridge Lenders will deliver to the Escrow Agent, who shall accept same on behalf of the Company pending Closing or Initial Closing, as the case may be, the original Bridge Notes.  Upon Closing or Initial Closing, as the case may be, all of the Company’s obligations to the Bridge Lenders pursuant to or in connection with the Bridge Notes and any other agreement in connection with the issuance and/or amendment of the Bridge Notes will be fully satisfied.

14.        Miscellaneous.

(a)           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile addressed as set forth below or to such other address as such party shall have specified most recently by written notice in accordance with this Section 14(a).  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile with accurate confirmation generated by the transmitting facsimile machine at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received, or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: GoEnergy Inc., c/o Kick The Can Corp., 1010 Avenue of the Americas, Suite 302, New York, NY 10018, Attn: Gareb Shamus, facsimile: (212) 765-5779, with a copy by fax only to (which shall not constitute notice): Anslow & Jaclin, LLP, 195 Route 9 South, Manalapan, NJ 07726, Attn: Joseph M. Lucosky, Esq., facsimile: (732) 577-1188, and (ii) if to a Subscriber, to: the addresses and fax numbers indicated on Schedule 1 hereto, with an additional copy by fax only to (which shall not constitute notice): Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, facsimile: (212) 697-3575.

(b)           Entire Agreement; Assignment.  This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.  Neither the Company nor the Subscribers has relied on any representations not contained or referred to in this Agreement or the other Transaction Documents.   No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

(c)           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d)           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereof or any other State. Any action brought by any party hereto against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e)           Specific Enforcement, Consent to Jurisdiction.  The Company and each Subscriber hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.  Subject to Section 13(d) hereof, the Company and the Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  .

(f)           Damages.   In the event the Subscriber is entitled to receive any liquidated or other damages pursuant to the Transactions Documents, the Subscriber may elect to receive the greater of actual damages or such liquidated damages.  In the event the Subscriber is granted rights under different sections of the Transaction Documents relating to the same subject matter or which may be exercised contemporaneously, or pursuant to which damages or remedies are different, Subscriber is granted the right in Subscriber’s absolute discretion to proceed under such section as Subscriber elects.

(g)           Maximum Payments.   Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscribers and thus refunded to the Company.  The Company agrees that it may not and actually waives any right to challenge the effectiveness or applicability of this Section 14(g).

(h)           Calendar Days.   All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated.  The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours.  Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City.  Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

(i)            Captions; Certain Definitions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.  As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(j)            Consent.   As used in this Agreement and the other Transaction Documents and any other agreement delivered in connection herewith, “Consent of the Subscribers” or similar language means the consent of all holders of the outstanding Preferred Stock on the date consent is requested.  The Subscribers may consent to take or forebear from any action permitted under or in connection with the Transaction Documents, modify any Transaction Documents or waive any default or requirement applicable to the Company, the Subsidiaries or the Subscribers under the Transaction Documents, provided the effect of such action does not waive any accrued interest or damages and further provided that the relative rights of the Subscribers to each other remains unchanged.

(k)           Severability.  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(l)            Successor Laws.  References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms.  A successor rule to Rule 144(b)(1)(i) shall include any rule that would be available to a non-Affiliate of the Company for the sale of Common Stock not subject to volume restrictions and after a six month holding period.

(m)           Maximum Liability.   In no event shall the liability of the Subscribers or permitted assign hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber or successor upon the sale of Conversion Shares.

(n)           Independent Nature of Subscribers.     The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions.  The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers.  The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

(o)           Equal Treatment.   No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered and paid to all the Subscribers and their permitted successors and assigns.

(p)           Adjustments.   The conversion price, Warrant exercise price, amount of Conversion Shares and Warrant Shares, trading volume amounts, price/volume amounts and similar figures in the Transaction Documents shall be equitably adjusted and as otherwise described in this Agreement, the Certificate of Designation and Warrants.

[-SIGNATURE PAGES FOLLOW-]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (A)

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

GOENERGY INC.
a Delaware corporation

By:
Name:
Title:

Dated: December ___, 2010

SUBSCRIBER	PURCHASE PRICE	PREFERRED STOCK	WARRANTS
ALPHA CAPITAL ANSTALT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax No.: 011-42-32323196	$300,000.00	3,000	150,000

Taxpayer ID# (if applicable):

(Signature)
By:

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (B)

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

GOENERGY INC.
a Delaware corporation

By:
Name:
Title:

Dated: December ___, 2010

SUBSCRIBER	PURCHASE PRICE	PREFERRED STOCK	WARRANTS
MOMONA CAPITAL LLC 150 Central Park South, 2nd Floor New York, NY 10019 Fax: (212) 586-8244	$25,000.00	250	12,500

Taxpayer ID# (if applicable):

(Signature)
By:

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (C)

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

GOENERGY INC.
a Delaware corporation

By:
Name:
Title:

Dated: December ___, 2010

SUBSCRIBER	PURCHASE PRICE		PREFERRED STOCK	WARRANTS
BRISTOL INVESTMENT FUND, LTD. c/o Bristol Capital Advisors, LLC 6353 W. Sunset Blvd., Suite 4006 Hollywood, CA 90028 Attn: Amy Wang, Esq. Fax: (323) 960-3805	$250,000.00	*	2,500	125,000

Taxpayer ID# (if applicable):

(Signature)
By:

* Bristol Investment Fund, Ltd. is surrendering a Bridge Note in the principal amount of $50,000.

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (D)

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

GOENERGY INC.
a Delaware corporation

By:
Name:
Title:

Dated: December ___, 2010

SUBSCRIBER	PURCHASE PRICE	PREFERRED STOCK	WARRANTS
CANYONS TRUST c/o Bristol Capital Advisors, LLC 6353 W. Sunset Blvd., Suite 4006 Hollywood, CA 90028 Attn: Amy Wang, Esq. Fax: (323) 960-3805	$100,000.00	1,000	50,000

Taxpayer ID# (if applicable):

(Signature)
By:

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (E)

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

GOENERGY INC.
a Delaware corporation

By:
Name:
Title:

Dated: December ___, 2010

SUBSCRIBER	PURCHASE PRICE	PREFERRED STOCK	WARRANTS
Name of Subscriber:

Address:

Fax No.:

Taxpayer ID# (if applicable):
or Social Security #

(Signature)
By:

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Certificate of Designation
Exhibit B	Form of Series A Warrants
Exhibit C	Escrow Agreement
Exhibit D	Share Exchange Documents
Exhibit E	Super 8-K
Exhibit F	Form of Legal Opinion
Exhibit G	Form of Audit Opinion
Schedule 1	List of Subscribers
Schedule 5(a)	Subsidiaries
Schedule 5(d)	Capitalization and Additional Issuances
Schedule 5(f)	Violations and Conflicts
Schedule 5(o)	Undisclosed Liabilities
Schedule 5(w)	Transfer Agent
Schedule 9(e)	Use of Proceeds
Schedule 9(w)	Further Registration Statements
Schedule 9(l)	Intellectual Property
Schedule 11.1(iv)	Registrable Securities
Schedule 12(a)	Excepted Issuances
Schedule 13	Bridge Lenders

SCHEDULE 1

SUBSCRIBER AND ADDRESS	PURCHASE PRICE	PREFERRED STOCK	WARRANTS
ALPHA CAPITAL ANSTALT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax No.: 011-42-32323196	$300,000.00	3,000	150,000
MOMONA CAPITAL LLC 150 Central Park South, 2nd Floor New York, NY 10019 Fax: (212) 586-8244	$25,000.00	250	12,500
BRISTOL INVESTMENT FUND, LTD. c/o Bristol Capital Advisors, LLC 6353 W. Sunset Blvd., Suite 4006 Hollywood, CA 90028 Attn: Amy Wang, Esq. Fax: (323) 960-3805	$250,000.00 (Bristol Investment Fund, Ltd. is surrendering a Bridge Note in the principal amount of $50,000.)	2,5031	125,000
CANYONS TRUST c/o Bristol Capital Advisors, LLC 6353 W. Sunset Blvd., Suite 4006 Hollywood, CA 90028 Attn: Amy Wang, Esq. Fax: (323) 960-3805	$100,000.00	1,000	50,000
DPIT 2, LLC 8 Hop Brook Lane Holmdel, NJ 07733 Attn: Sam DelPresto	$100,622.00 (DPIT 2, LLC is surrendering a Bridge Note in the principal amount of $100,000.)	1,006	50,311
GLOBAL CAPITAL PARNTERS, LLC P.O. Box 6560 Pahrum, Nevada 89041-6560 Fax: (604) 987-7653	$25,150.00 (Global Capital Partners LLC is surrendering a Bridge Note in the principal amount of $25,000.)	252	12,575
CHARLES MALETTE 1550 West 35th Avenue Vancouver, V6NNH2 Fax: (604) 643-7498	$25,156.00 (Charles Malette is surrendering a Bridge Note in the principal amount of $25,000.)	252	12,578
GUARDIAN TRUST COMPANY LTD. AS TRUSTEE OF THE BRULEE TRUST c/o Guardian Trust Company Ltd. 15 Boulevard Helvetidale, 1207 Geneva Switzerland Fax: 011-41-22-718-7201	$50,000.00	500	25,000
AMPERSAND MANAGEMENT SA AS TRUSTEE OF THE MUNT TRUST 20 Rue Etienne Dumont P.O. Box 3313, 1204 Geneva 3 Switzerland Fax: 011-41-22-321-3526	$100,000.00	1,000	50,000
TOTALS	$975,928.00	9760	487,964

1 Bristol is getting a second stock certificate for 3 shares to account for the interest that accrued on the $50,000 bridge note.

SCHEDULE 5(a)

SUBSIDIARIES

Name of Subsidiary	Ownership Interests

Kick The Can Corp., a Nevada corporation	100%

No exception to the Company’s representation that it owns all of the equity of the Subsidiaries and rights to receive equity of the Subsidiaries, free and clear of all liens, encumbrances and claims.

SCHEDULE 5(d)

CAPITALIZATION2

GoEnergy, Inc.

1.	Authorized and Outstanding Stock:

(a)	Preferred Stock, par value $.0001 per share – 20,000,000 authorized and none outstanding; and
(b)	Common Stock, par value $.0001 per share – 80,000,000 shares authorized and 38,942,959[3] outstanding on a fully diluted basis

2.
Outstanding rights to acquire or receive, directly or indirectly, any equity of the Company (e.g., options, warrants or rights to subscribe to securities, rights, understandings or obligations convertible into or exchangeable for or granting any right to subscribe for any shares of capital stock or other equity interest of the Company):

Warrants dated November 5, 2010 issued in connection with the Bridge Notes exercisable for an aggregate of 500,000 shares at an exercise price of $.60 per share.

3.	Officer, director, employee and consultant stock option or stock incentive plan or similar plan:

None other than a stock option plan to be adopted after the Closing Date.

Subsidiary Kick The Can Corp.

1.	Common Stock, par value $.0001 per share – 60,000,000 authorized and 33,430,1074 outstanding.

2.
Outstanding rights to acquire or receive, directly or indirectly, any equity of the Company (e.g., options, warrants or rights to subscribe to securities, rights, understandings or obligations convertible into or exchangeable for or granting any right to subscribe for any shares of capital stock or other equity interest of the Company):

Convertible Demand Promissory Note dated November 5, 2010 issued by GoEnergy, Inc., as holder, and Kick The Can Corp., as maker, in the amount of $200,000 with a conversion price of $.40 per share

3.	Officer, director, employee and consultant stock option or stock incentive plan or similar plan:

None.
Convertible Demand Promissory Note dated November 5, 2010 issued by GoEnergy, Inc., as holder, and Kick The Can Corp., as maker, in the amount of $200,000 with a conversion price of $.40 per share

2 Does not include the Securities

3 Represents the sum of (i) 4,319,893 issued and outstanding, (ii) 33,430,107 shares issuable upon the consummation of the share exchange, (iii) 502,740 shares issued upon conversion of the Bridge Notes, (iv) 500,000 shares issuable upon exercise of the warrants issued in connection with the Bridge Notes and (v) 190,219 shares issuable upon settlement of debt.

4 These shares will be exchanged for shares of the Company pursuant to the share exchange.

4.	Officer, director, employee and consultant stock option or stock incentive plan or similar plan:

None.

SCHEDULE 5(f)

ANTIDULTION AND REGISTRATION RIGHTS5

1.	Triggered anti-dilution rights/reset/repricing:

Warrants dated November 5, 2010 issued in connection with the Bridge Notes exercisable for an aggregate of 500,000 shares at an exercise price of $.60 per share.

2.	Triggered registration rights:

None.

5 Post consummation of the Share Exchange

SCHEDULE 5(o)

UNDISCLOSED LIABILITIES

Undisclosed Liabilities since July 31, 2010 that would reasonably be expected to have a Material Adverse Effect:

None.

SCHEDULE 5(w)

TRANSFER AGENT

SIGNATURE STOCK TRANSFER, INC.
2632 Coachlight Court
Plano, Texas  75093
Telephone 972.612.4120
Facsimile 972.612.4122
Attn:  Jason M. Bogutski-President
Email – signaturestocktransfer@msn.com

SCHEDULE 9(e)

USE OF PROCEEDS

All proceeds will be used for working capital and general corporate.

SCHEDULE 9(l)

INTELLECTUAL PROPERTY

GoEnergy, Inc.

Kick The Can Corp.

1.	Atlanta Comic Convention, including, without limitation, the assignment of the Memorandum, dated January 1, 2010, by and between the Company and Wes Tillander.

2.	Big Apple Comic Convention, including, without limitation, the assignment of the Memorandum, dated April 1, 2009, by and between the Company and Big Apple Tables, LLC.

3.	Cincinnati Comic Convention, including, without limitation, the assignment of the Memorandum, dated January 4, 2010, by and between the Company and Marc Ballard.

4.
Connecticut Comic Convention, including, without limitation, the assignment of the Memorandum, dated May 2010, by and among the Company and Alternative Universe, Mitchell Hallock, Erik Yaeko and Jay Claus.

5.	Nashville Comic Convention, including, without limitation, the assignment of the Memorandum, dated January 4, 2010, by and between the Company and Marc Ballard.

6.	New England Comic Convention, including, without limitation, the assignment of the Memorandum, dated November 16, 2009, by and between the Company and Harrisons Limited (Harrisons).

7.	North Coast Comic Convention, including, without limitation, the assignment of the Memorandum, dated January 2010, by and between the Company and Roger Priebe.

8.	Toronto Comic Convention, , including, without limitation, the assignment of the Memorandum, dated June 2009, by and among the Company, Peter Dixon and Paradise Conventions.

SCHEDULE 9(w)

BENEFICIARIES OF REGISTRATION STATEMENTS

SUBSCRIBER AND ADDRESS

ALPHA CAPITAL ANSTALT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax No.: 011-42-32323196

MOMONA CAPITAL LLC 150 Central Park South, 2nd Floor New York, NY 10019 Fax: (212) 586-8244

BRISTOL INVESTMENT FUND, LTD. c/o Bristol Capital Advisors, LLC 6353 W. Sunset Blvd., Suite 4006 Hollywood, CA 90028 Attn: Amy Wang, Esq. Fax: (323) 960-3805

CANYONS TRUST c/o Bristol Capital Advisors, LLC 6353 W. Sunset Blvd., Suite 4006 Hollywood, CA 90028 Attn: Amy Wang, Esq. Fax: (323) 960-3805

DPIT 2, LLC 8 Hop Brook Lane Holmdel, NJ 07733 Attn: Sam DelPresto

GLOBAL CAPITAL PARNTERS, LLC P.O. Box 6560 Pahrum, Nevada 89041-6560 Fax: (604) 987-7653

CHARLES MALETTE 1550 West 35th Avenue Vancouver, V6NNH2 Fax: (604) 643-7498

GUARDIAN TRUST COMPANY LTD. AS TRUSTEE OF THE BRULEE TRUST c/o Guardian Trust Company Ltd. 15 Boulevard Helvetidale, 1207 Geneva Switzerland Fax: 011-41-22-718-7201

AMPERSAND MANAGEMENT SA AS TRUSTEE OF THE MUNT TRUST 20 Rue Etienne Dumont P.O. Box 3313, 1204 Geneva 3 Switzerland Fax: 011-41-22-321-3526

SCHEDULE 11.1(iv)

REGISTRATION

1.	Cutback of Registrable Securities

Registrable Securities shall be cut back on a pro rata basis among the number of shares being registered.

2.	Securities of the Company other than the Registrable Securities that will be included in the Registration Statement:

None.

SCHEDULE 12(a)

See Schedule 5(d)

SCHEDULE 13

BRIDGE LENDERS

1.	DPIT 2, LLC
2.	Charles MaLette
3.	Global Capital Partners
4.	Bristol Investment Fund, Ltd.

ESCROW AGREEMENT

This Agreement is dated as of the 6th day of December, 2010 among GoEnergy, Inc., a Delaware corporation (the “Company”), the subscribers listed on Schedule 1 hereto (the “Subscribers”), and Grushko & Mittman, P.C. (the “Escrow Agent”):

WITNESSETH:

WHEREAS, the Company and the Subscribers have entered into a Subscription Agreement calling for the sale by the Company to the Subscribers of Series A Cumulative Convertible Preferred Stock “the “Preferred Stock”) and Series A Warrants (the “Warrants”) for an aggregate purchase price of up to $1,500,000; and

WHEREAS, the parties hereto require the Company to deliver the Preferred Stock and Warrants against payment therefor, with such Preferred Stock and the Escrowed Payment to be delivered to the Escrow Agent, along with the other documents, instruments and payments hereinafter described, to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

NOW THEREFORE, the parties agree as follows:

ARTICLE I

INTERPRETATION

1.1.           Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Subscription Agreement (and the exhibits and schedules thereto) entered into or to be entered into by the Company and the Subscribers in reference to the sale and purchase of the Preferred Stock and Warrants (the “Subscription Agreement”).  Whenever used in this Agreement, the following terms shall have the following respective meanings:

▪           “Agreement” means this Agreement and all amendments made hereto by written agreement  of the parties hereto;

▪           “Bridge Lenders” shall mean the parties identified on Schedule 13 to the Subscription Agreement;

▪           “Bridge Notes” shall have the meaning set forth in Section 13 of the Subscription Agreement;

▪           “Company Documents” means, collectively, the Bridge Notes, Legal Opinion, Preferred Stock, Warrants , Subscription Agreement as signed by the Company, and the Subscriber Legal Fees.

▪           “Escrowed Payment” means an aggregate cash payment of up to $1,500,000;

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▪           “Legal Opinion” means the original signed legal opinion referred to in Section 6 of the Subscription Agreement;

▪           “Preferred Stock” shall have the meaning set forth in the second recital to the Subscription Agreement;

▪           “Principal Amount” shall mean an aggregate of up to $1,500,000;

▪           “Subscriber Legal Fees” shall have the meaning set forth in Section 8 of the Subscription Agreement;

▪           “Subscription Agreement” means the Subscription Agreement (and the exhibits and schedules thereto) entered into or to be entered into by the Company and Subscribers in reference to the sale and purchase of the Preferred Stock and Warrants;

▪           “Warrants” shall have the meaning set forth in Section 2(b) of the Subscription Agreement;

▪           Collectively, the Bridge Notes, Legal Opinion, Preferred Stock, Warrants, and Subscription Agreement signed and executed by all signators thereto other than the Subscribers, and Subscriber Legal Fees are referred to as “Company Documents”; and

▪           Collectively, the Escrowed Payment and the Subscribers executed Subscription Agreement are referred to as “Subscriber Documents.”

1.2.           Entire Agreement.  This Agreement along with the Company Documents and the Subscriber Documents to which the Subscriber and the Company are a party constitute the entire agreement between the parties hereto pertaining to the Company Documents and Subscriber Documents and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto.  There are no warranties, representations and other agreements made by the parties hereto in connection with the subject matter hereof, except as specifically set forth in this Agreement, the Company Documents and the Subscriber Documents.

1.3.           Extended Meanings.  In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.  The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

1.4.           Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance.  Except as expressly stated herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

1.5.           Headings.  The division of this Agreement into articles, sections, subsections and paragraphs, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

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1.6.           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by  any party hereto against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties hereto and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury.  The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

1.7.           Specific Enforcement, Consent to Jurisdiction.  The Company and the Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties hereto shall be entitled to an injuction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 1.6 hereof, each of the Company and the Subscribers hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

ARTICLE II

DELIVERIES TO THE ESCROW AGENT

2.1.           Company Deliveries.  On or before the Closing Date, the Company shall execute and deliver the Company Documents to the Escrow Agent.

2.2.           Subscriber Deliveries.  On or before the Closing Date, the Subscribers shall execute and deliver the Subscription Agreements, and shall deliver the Escrowed Payment in cash, to the Escrow Agent, and the Bridge Lenders shall deliver the Bridge Notes to the Escrow Agent.  The Escrowed Payment will be delivered pursuant to the following wire transfer instructions:

Citibank, N.A.
1155 6th Avenue
New York, NY 10036
ABA Number: 0210-00089
For Credit to: Grushko & Mittman, IOLA Trust Account
Account Number: 45208884

2.3.           Intention to Create Escrow Over Company Documents and Subscriber Documents.  The Subscribers and Company intend that the Company Documents and Subscriber Documents shall be held in escrow by the Escrow Agent pursuant to this Agreement for their respective benefit as set forth herein.

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2.4.           Escrow Agent to Deliver Company Documents and Subscriber Documents.  The Escrow Agent shall hold and release the Company Documents and Subscriber Documents only in accordance with the terms and conditions of this Agreement.

ARTICLE III

RELEASE OF COMPANY DOCUMENTS AND SUBSCRIBER DOCUMENTS

3.1.           Release of Escrow.  Subject to the provisions of Section 4.2 hereof, the Escrow Agent shall release the Company Documents and Subscriber Documents as follows:

(a)           On the Closing Date, the Escrow Agent will simultaneously release the Company Documents to the Subscribers and release the Subscriber Documents to the Company, except that Subscriber Legal Fees will be released directly to the Subscriber’s attorneys and the Bridge Notes will be released to the Company.

(b)           Notwithstanding the above, upon receipt by the Escrow Agent of joint written instructions (“Joint Instructions”) signed by the Company and the Subscribers, it shall deliver the Company Documents and Subscriber Documents in accordance with the terms of the Joint Instructions.

(c)           Anything herein to the contrary notwithstanding, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a “Court Order”), the Escrow Agent shall deliver the Company Documents and Subscriber Documents in accordance with the Court Order.  Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

3.2.           Closings may take place on or before December 20, 2010.  After December 20, 2010, the Escrow Agent will promptly return the applicable Company Documents to the Company and return the Subscriber Documents to the Subscriber, except that the Bridge Notes will be returned to the Bridge Lenders.

3.3.           Acknowledgement of Company and Subscriber; Disputes.  The Company and the Subscribers acknowledge that the only terms and conditions upon which the Company Documents and Subscriber Documents are to be released are set forth in Sections 3 and 4 of this Agreement.  The Company and the Subscribers reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Company Documents and Subscriber Documents.  Any dispute with respect to the release of the Company Documents and Subscriber Documents shall be resolved pursuant to Section 4.2 hereof or by agreement between the Company and Subscribers.

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ARTICLE IV
CONCERNING THE ESCROW AGENT

4.1.           Duties and Responsibilities of the Escrow Agent.  The Escrow Agent’s duties and responsibilities shall be subject to the following terms and conditions:

(a)           The Subscribers and the Company acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Subscribers or Company is entitled to receipt of the Company Documents and Subscriber Documents, respectively, pursuant to any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(b)           The Subscribers and Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement.  The Subscribers and Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent’s partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the reasonable fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent’s part committed in its capacity as Escrow Agent under this Agreement.  The Escrow Agent shall owe a duty only to the Subscribers and Company under this Agreement and to no other person.

(c)           The Subscribers and the Company jointly and severally agree to reimburse the Escrow Agent for reasonable outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

(d)           The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days’ prior written notice of resignation to the Subscribers and the Company.  Prior to the effective date of the resignation as specified in such notice, the Subscribers and the Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Company Documents and Subscriber Documents to a substitute Escrow Agent selected by the Subscribers and the Company.  If no successor Escrow Agent is named by the Subscribers and the Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Company Documents and Subscriber Documents with the clerk of any such court.

(e)           Other than in connection with the Subscriber Legal Fees, the Escrow Agent does not have and will not have any interest in the Company Documents and Subscriber Documents, but is serving only as escrow agent, having only possession thereof.  The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

(f)           This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

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(g)           The Escrow Agent shall be permitted to act as counsel for the Subscribers in any dispute as to the disposition of the Company Documents and Subscriber Documents, in any other dispute between the Subscribers and the Company, whether or not the Escrow Agent is then holding the Company Documents and Subscriber Documents and continues to act as the Escrow Agent hereunder.

(h)           The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

4.2.           Dispute Resolution; Judgments.  Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

(a)           If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Company Documents and Subscriber Documents, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Company Documents and Subscriber Documents pending receipt of a Joint Instruction from the Subscribers and the Company, or (ii) deposit the Company Documents and Subscriber Documents with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Subscribers and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement.  The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Company Documents and Subscriber Documents.  The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

(b)           The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order.  In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Subscribers and the “Company or to any other person, firm, corporation or entity by reason of such compliance.

ARTICLE V

GENERAL MATTERS

5.1.           Termination.  This escrow shall terminate upon the release of all of the Company Documents and Subscriber Documents or at any time upon the agreement in writing of the Subscribers and Company.

5.2.           Notices.   All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

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(a)	If to the Company, to:

GoEnergy Inc.
c/o Kick The Can Corp.
1010 Avenue of the Americas, Suite 302
New York, NY 10018
Attn: Gareb Shamus
Fax: (212) 765-5779

With a copy by fax only to (which shall not constitute notice):

Anslow & Jaclin, LLP
195 Route 9 South
Manalapan, NJ 07726
Attn: Joseph M. Lucosky, Esq.
Fax: (732) 577-1188

(b)	If to the Subscribers, to the addresses set forth on Schedule 1 hereto

With a copy by facsimile only to (which shall not constitute notice):

Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
Fax: (212) 697-3575

(c)	If to the Escrow Agent, to:

Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
Fax: (212) 697-3575

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

5.3.           Interest.  The Escrowed Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith.  In the event the Escrowed Payment is deposited in an interest bearing account, the Subscribers shall be entitled to receive any accrued interest thereon, but only if the Escrow Agent receives from the Subscriber the Subscribers’ United States taxpayer identification number and other requested information and forms.

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5.4.           Assignment; Binding Agreement.  Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto.  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

5.5.           Invalidity.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.6.           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

5.7.           Agreement.  Each of the undersigned states that he has read the foregoing Escrow Agreement and understands and agrees to it.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Escrow  Agreement, as of the date first written above.

THE “COMPANY”
GOENERGY, INC.,
a Delaware corporation

By:

ESCROW AGENT:
GRUSHKO & MITTMAN, P.C.

By:
Name:

SUBSCRIBERS:

ALPHA CAPITAL ANSTALT		MOMONA CAPITAL LLC

By:		By:
	Name:		Name:
	Title:		Title:

BRISTOL INVESTMENT FUND, LTD.		CANYONS TRUST

By:		By:
	Name:		Name:
	Title:		Title:

By:		By:
	Name:		Name:
	Title:		Title:

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SCHEDULE 1 - (SUBSCRIBERS)

SUBSCRIBER AND ADDRESS	PURCHASE PRICE	PREFERRED STOCK	WARRANTS

ALPHA CAPITAL ANSTALT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax No.: 011-42-32323196	$300,000.00	3,000	150,000

MOMONA CAPITAL LLC 150 Central Park South, 2nd Floor New York, NY 10019 Fax: (212) 586-8244	$25,000.00	250	12,500

BRISTOL INVESTMENT FUND, LTD. c/o Bristol Capital Advisors, LLC 6353 W. Sunset Blvd., Suite 4006 Hollywood, CA 90028 Attn: Amy Wang, Esq. Fax: (323) 960-3805	$250,000.00 (Bristol Investment Fund, Ltd. is surrendering a Bridge Note in the principal amount of $50,000.)	2,503[1]	125,000

CANYONS TRUST c/o Bristol Capital Advisors, LLC 6353 W. Sunset Blvd., Suite 4006 Hollywood, CA 90028 Attn: Amy Wang, Esq. Fax: (323) 960-3805	$100,000.00	1,000	50,000

DPIT 2, LLC 8 Hop Brook Lane Holmdel, NJ 07733 Attn: Sam DelPresto	$100,622.00 (DPIT 2, LLC is surrendering a Bridge Note in the principal amount of $100,000.)	1,006	50,311

GLOBAL CAPITAL PARNTERS, LLC P.O. Box 6560 Pahrum, Nevada 89041-6560 Fax: (604) 987-7653	$25,150.00 (Global Capital Partners LLC is surrendering a Bridge Note in the principal amount of $25,000.)	252	12,575

CHARLES MALETTE 1550 West 35th Avenue Vancouver, V6NNH2 Fax: (604) 643-7498	$25,156.00 (Charles Malette is surrendering a Bridge Note in the principal amount of $25,000.)	252	12,578

GUARDIAN TRUST COMPANY LTD. AS TRUSTEE OF THE BRULEE TRUST c/o Guardian Trust Company Ltd. 15 Boulevard Helvetidale, 1207 Geneva Switzerland Fax: 011-41-22-718-7201	$50,000.00	500	25,000

AMPERSAND MANAGEMENT SA AS TRUSTEE OF THE MUNT TRUST 20 Rue Etienne Dumont P.O. Box 3313, 1204 Geneva 3 Switzerland Fax: 011-41-22-321-3526	$100,000.00	1,000	50,000

TOTALS	$975,928.00	9760	487,964

1 Bristol is getting a second stock certificate for 3 shares to account for the interest that accrued on the $50,000 bridge note.

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[FORM OF LEGAL OPINION]

November ____, 2010

TO:	The Subscribers identified on Schedule A hereto:

We have acted as special counsel to GoEnergy, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale by the Company of the Company’s Series A Preferred Stock and Series A Warrants, for the aggregate Purchase Price of $[1,500,000] [2,100,000] to the subscribers identified on Schedule A hereto (each a “Subscriber” and together, the “Subscribers”) in the amounts designated thereon pursuant to the exemption from registration under the Securities Act of 1933, as amended (the “Act”) as set forth in Regulation D (“Regulation D”) promulgated thereunder. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in that certain subscription agreement (the “Agreement”) by and between the Company and the Subscribers entered into at or about the date hereof.  The Agreement and the agreements described below are sometimes hereinafter referred to collectively as the “Documents”.

In connection with the opinions expressed herein, we have made such examination of law as we considered appropriate or advisable for purposes hereof.  As to matters of fact material to the opinions expressed herein, we have relied, with your permission, upon the representations and warranties as to factual matters contained in and made by the Company and the Subscriber pursuant to the Documents and upon certificates and statements of certain government officials and of officers of the Company as described below.  We have also examined originals or copies of certain corporate documents or records of the Company as described below:

(a)           Bylaws of the Company;
(b)           Certificate of Incorporation of the Company;
(c)	Certificate to Set Forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A Cumulative Convertible Preferred Stock, $.0001 Par Value Per Share;
(d)           Escrow Agreement;
(e)           Form of Agreement;
(f)           Form of Series A Common Stock Purchase Warrant (the “Warrants”); and
(g)	Minutes of the action of the Company’s Board of Directors (the “Board”) or unanimous written consent of the Board approving the Documents, a copy of which is annexed hereto.

In rendering this opinion, we have, with your permission, assumed: (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; (e) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all of such documents; (f) the due authorization, execution and delivery of all such documents by the Subscribers, and the legal, valid and binding effect thereof on the Subscribers; and (g) that the Company and the Subscribers will act in accordance with their respective representations and warranties as set forth in the Documents.

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We are members of the bar of the State of New York.   We express no opinion as to the laws of any jurisdiction other than New York and New Jersey and the federal laws of the United States of America.  We express no opinion with respect to the effect or application of any other laws.  Special rulings of authorities administering any of such laws or opinions of other counsel have not been sought or obtained by us in connection with rendering the opinions expressed herein.

1.           The Company and each Subsidiary is duly incorporated, validly existing and in good standing in the jurisdictions of their respective formation; have qualified to do business in each state and jurisdiction where required, unless the failure to do so would not have a Material Adverse Effect on their operations; and have the requisite corporate power and authority to conduct their respective businesses, and to own, lease and operate their respective properties.

2.           The Company and each Subsidiary has the requisite corporate power and authority to execute, deliver and perform its respective obligations under the Documents.  The Documents, and the issuance of the Preferred Stock and Warrants on the Closing Date and the reservation and issuance of Conversion Shares and Warrant Shares have been (a) duly approved by the Board, as required, and (b) all of the foregoing, when issued pursuant to the Agreement and upon delivery, shall be validly issued and outstanding, fully paid and non assessable.

3.           The execution, delivery and performance of the Documents by the Company and the consummation of the transactions contemplated thereby, will not, with or without the giving of notice or the passage of time or both Violate the provisions of the Certificate of Incorporation or bylaws of the Company or any Subsidiary.

4.           The Documents constitute the valid and legally binding obligations of the Company and are enforceable against the Company in accordance with their respective terms.

5.           The Preferred Stock, Warrants, Conversion Shares and Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) or under the laws of any state or other jurisdiction, and are or will be issued pursuant to a valid exemption from registration.

6.           The Company and each Subsidiary has either obtained the approval of the transactions described in the Documents from its Principal Market, if applicable,  and shareholders, or no such approval is required.

Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

A.           The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including, without limitation, the effect of statutory or other law regarding fraudulent conveyances and preferential transfers.

B.           Limitations imposed by state law, federal law or general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of any applicable agreement and upon the availability of injunctive relief or other equitable remedies, regardless of whether enforcement of any such agreement is considered in a proceeding in equity or at law.

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C.           This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the “Accord”) of the ABA Section of Business Law (1991), which is incorporated by reference herein. As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, including the General Qualifications and the Equitable Principles Limitation, and this opinion letter should be read in conjunction therewith.

This opinion is rendered as of the date first written above is solely for your benefit in connection with the Agreement and may not be relied upon or used by, circulated, quoted, or referred to nor may any copies hereof by delivered to any other person without our prior written consent.  We disclaim any obligation to update this opinion letter or to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

Very truly yours,

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SCHEDULE A TO LEGAL OPINION

SUBSCRIBER AND ADDRESS	PURCHASE PRICE	PREFERRED STOCK	SERIES A WARRANTS

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